AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of October 2011, by and between Silicon Valley Bank (“Bank”) and Derycz Scientific, Inc., a Nevada corporation, Reprints Desk, Inc., a Delaware corporation and Pools Press, Inc., an Illinois corporation (jointly and severally, the “Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 23, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.           Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to do the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendment.  The Loan Agreement is amended as follows, effective as of October 22, 2011:

2.1         Modified Letters of Credit Sublimit.  Section 2.1.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.1.2           Letters of Credit Sublimit.  [Omitted].

2.2         Modified Foreign Exchange Sublimit.  Section 2.1.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.1.3           Foreign Exchange Sublimit.  [Omitted].

2.3         Modified Cash Management Services Sublimit.  Section 2.1.4 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.1.4           Cash Management Services Sublimit.  [Omitted].

2.4         Modified Overadvances.  Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.2           Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Maximum Dollar Amount or the Borrowing Base (such excess being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.  Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.5         Modified Letter of Credit Fees.  Section 2.4(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)           Letter of Credit Fee.  [Omitted]; and

2.6         Modified Grant of Security Interest.  Section 4.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

4.1           Grant of Security Interest. Each Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).  Borrower agrees that, unless otherwise agreed in a writing signed by Bank and Borrower, (a) the security interest granted herein by Borrower shall survive the termination of this Agreement and shall terminate only upon the termination of all Bank Services Agreements, and (b) if, on the effective date of the termination of this Agreement, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 110% of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

2.7         Modified Tangible Net Worth Financial Covenant.  Section 6.9(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)           Tangible Net Worth.  A Tangible Net Worth of at least $1,500,000, increasing by (i) 50% of Net Income for the fiscal quarter ending December 31, 2011 and each fiscal quarter ending thereafter and (ii) 50% of issuances of equity after October 1, 2011 and the principal amount of Subordinated Debt.

2.8         Added Event of Default Regarding Guarantors.  Section 8.11 is hereby added to the Loan Agreement and shall read as follows:

8.11           Guaranty.  (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any Guarantor, or (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor.

2.9         Modified Remedy Regarding Letters of Credit.  Section 9.1(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

(c)           for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to 110% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

2.10       Modified Remedy Regarding FX Contracts.  Section 9.1(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

(d)           terminate any FX Contracts;

2.11       Modified Early Termination Provision.  Section 12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

12.1           Termination Prior to Revolving Line Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrowers, effective three (3) Business Days after written notice of termination is given to Bank.  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral and all of Bank’s rights and remedies under this Agreement shall continue until Borrowers fully satisfies their Obligations.  If such termination is at any Borrower’s election, Borrowers shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to the following:  (i) two percent (2.0%) of the Maximum Dollar Amount if any such termination occurs on or before October 26, 2012 and (ii) one percent (1.0%) of the Maximum Dollar Amount if any such termination arises after October 26, 2012, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank.

12.12     Modified Survival Provision.  Section 12.9 of the Loan Agreement is hereby amended in its entirety to read as follows:

12.9           Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements, and the obligation of Borrower in Section 12.3 to indemnify the Indemnified Persons shall survive until all statutes of limitation with respect to the Claims, losses and expenses for which indemnity is given shall have run.

2.13       Addition of Guarantor.  The definition of “Guarantor” is hereby added to Section 13.1 of the Loan Agreement and shall read as follows:

“Guarantor” is any present or future guarantor of the Obligations.

2.14       Addition of Maximum Dollar Amount.  The definition of “Maximum Dollar Amount” is hereby added to Section 13.1 of the Loan Agreement and shall read as follows:

“Maximum Dollar Amount” is $4,000,000.

2.15       Addition of Net Income.  The definition of “Net Income” is hereby added to Section 13.1 of the Loan Agreement and shall read as follows:

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

2.16       Modified Permitted Investments.  The following subclauses (j) and (k) are hereby added at the end of the definition of “Permitted Investments” set forth in Section 13.1 of the Loan Agreement and shall read as follows:

(j)           Investments by Borrower into any Subsidiary not to exceed an aggregate amount of $50,000 in any one fiscal year for all such Subsidiaries combined exclusive of any intercompany invoices for printing services to European Union customers; and

(k)           A one-time cash Investment of $500,000 to TAAG, Borrower’s French Subsidiary, provided that (i) no Event of Default has occurred and is continuing and (ii) Borrower has received at least $2,000,000 in net cash proceeds from the issuance of equity securities of Borrower from the equity financing transaction with TriPoint Global Equities, LLC as placement agent or other equity transaction closing after October 1, 2011.

2.17       Modified Revolving Line.  The definition of “Revolving Line” set forth in Section 13.1 of the Loan Agreement is hereby modified to read as follows:

“Revolving Line” is an Advance or Advances in an aggregate amount of up to the Maximum Dollar Amount outstanding at any time.

2.18       Modified Revolving Line Maturity Date.  The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Loan Agreement is hereby modified to read as follows:

“Revolving Line Maturity Date” is October 26, 2013.

2.19       Modified Tangible Net Worth.  The definition of “Tangible Net Worth” set forth in Section 13.1 of the Loan Agreement is hereby modified to read as follows:

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill and (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, minus (b) Total Liabilities, plus (c) Subordinated Debt.

2.20       Modified or Added Definitions Pertaining to Deletion of Letters of Credit Sublimit, Foreign Exchange Sublimit and Cash Management Services Sublimit.  The following definitions are hereby modified in, or added to, Section 13.1 of the Loan Agreement and shall read as follows:

“Availability Amount” is (a) the lesser of (i) the Maximum Dollar Amount or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreements, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

2.21       Deleted Definitions Pertaining to Deletion of Letters of Credit Sublimit, Foreign Exchange Sublimit and Cash Management Services Sublimit.  The following defined terms, set forth in Section 13.1 of the Loan Agreement, are hereby deleted:

“Cash Management Services”

“FX Business Day”

“FX Forward Contract”

“FX Reduction Amount”

“FX Reserve”

“Letter of Credit Application”

“Letter of Credit Reserve”

“Settlement Date”

2.22       Anniversary Fee.  Borrower hereby agrees that in addition to the fee set forth in Section 6 hereof, on October 26, 2012, Borrower shall pay Bank a fully earned, non-refundable anniversary fee in the amount of $30,000.

2.23       Cross-Corporate Continuing Guaranty.  Each Borrower shall concurrently herewith execute and deliver to Bank a Cross-Corporate Continuing Guaranty and related documents, on Bank’s standard forms thereof, guaranteeing the Obligations of the other Borrowers under the Loan Agreement.

2.24       TAAG.  The Borrower acknowledges and agrees that its Subsidiary, TAAG, will not be a party to the Loan Agreement nor will TAAG’s Accounts be included in the definition of Eligible Accounts.  Bank will not, at this point in time, require Borrower to execute a stock pledge agreement in favor of Bank with regard to Borrower’s equity interests in TAAG, nor will Bank, at this time, require TAAG to execute such documents as Bank deems necessary in order for TAAG to be made a co-Borrower under the Loan Agreement.

2.25       Modified Compliance Certificate.  The form of Compliance Certificate, attached as Exhibit C to the Loan Agreement, is amended in its entirety to read as set forth on Exhibit C attached hereto.

3.           Limitation of Amendments.

3.1         The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2         This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1         Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2         Borrower has the power and due authority to execute and deliver this Amendment; and

4.3         The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.4         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7         This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $30,000.

7.           Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Derycz Scientific, Inc.

By: ____________________________	By: ____________________________
Name: __________________________	Name: __________________________
Title: ___________________________	Title: ___________________________

BORROWER

Reprints Desk, Inc.

By: ____________________________
Name: __________________________
Title: ___________________________

BORROWER

Pools Press, Inc.

By: ____________________________
Name: __________________________
Title: ___________________________

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK                                                                                               Date: _______________
FROM:  DERYCZ SCIENTIFIC, INC. on behalf of itself and the other Borrowers

The undersigned authorized officer of DERYCZ SCIENTIFIC, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”):

(1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual projections	FYE within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 20 days	Yes No
Transaction Report	Weekly when not on Streamline, Monthly within 20 days when on Streamline and with each Advance request	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date
(if no registrations, state “None”)
___________________________________________________________________________________________
___________________________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Quick Ratio	0.80:1.0	_____:1.0	Yes No
Minimum Tangible Net Worth	*	$_________	Yes No

*at least One Million Five Hundred Thousand Dollars ($1,500,000) increasing by (i) fifty percent (50%) of quarterly Net Income and (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after October 1, 2011.

	Streamline Period	Applies

Net Cash at least $800,000 at all times	Streamline Period in Effect	Yes No
Net Cash less than $800,000 at any time	Streamline Period not in Effect	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)
___________________________________________________________________________________________
___________________________________________________________________________________________

DERYCZ SCIENTIFIC, INC. on behalf of itself and the other Borrowers By: ________________________ Name: ______________________ Title: _______________________
BANK USE ONLY

Received by: _____________________
authorized signer
Date: _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:                  Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrowers

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.           Quick Ratio (Section 6.7(a))

Required:                      0.80:1.00

Actual:

A.	Aggregate value of the unrestricted cash of Borrowers	$

B.	Aggregate value of the net billed accounts receivable of Borrowers	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank	$

E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year
$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Quick Ratio (line C divided by line F)

Is line G equal to or greater than 0.80:1:00?

_______ No, not in compliance                                                                                      _______ Yes, in compliance

II.           Tangible Net Worth (Section 6.7(b))

Required: One Million Five Hundred Thousand Dollars ($1,500,000) increasing by (i) fifty percent (50%) of quarterly Net Income plus (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after the Effective Date.

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness	$

E.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

F.	Tangible Net Worth (line A minus line B minus line C minus line D plus line E)	$

Is line F equal to or greater than at least One Million Five Hundred Thousand Dollars ($1,500,000) increasing by (i) fifty percent (50%) of quarterly Net Income plus (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after the Effective Date?

_______  No, not in compliance                                                                                      _______ Yes, in compliance